LaSalle Bank National Association                             Call Date:          3/31/2007                 ST-BK:  17-1520
Chicago, IL  60603                                                                                          CERT:  15407                                                         EXHIBIT
                                                                                                                                                                                       7
Transmitted to Fidelity as 0034729 on 07/29/005

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for March 31, 2007

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
ASSETS
    1. Cash and balances due from depository institutions (from Schedule RC-A):                                           RCFD
       a. Noninterest-bearing balances and currency and coin (1)                                                            0081                                   1,921,842
       b. Interest-bearing balances (2)                                                                                     0071                                       8,054
    2. Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A)                                                        1754                                      44,355
       b. Available-for-sale securities (from Schedule RC-B, column D)                                                      1773                                  20,142,854
    3. Federal funds sold and securities purchased under agreements to resell
       a. Federal funds sold in domestic offices                                                                            B987                                     129,310
       b. Securitites purchased under agreements to resell (3)                                                              B989                                     260,664
    4. Loans and lease financing receivables (from schedule RC-C)
       a. Loans and leases held for sale                                                                                    5369                                   3,461,116
       b. Loans and leases, net of unearned income                               B528            43,180,219
       c. LESS: Allowance for loan and lease losses                              3123               712,750
       d. Loans and leases, net of unearned income and
           allowance (item 4.b minus 4.c)                                                                                   B529                                  42,467,469
    5. Trading assets (from Schedule RC-D)                                                                                  3545                                   1,439,792
    6. Premises and fixed assets (including capitalized leases)                                                             2145                                     240,020
    7. Other real estate owned (from Schedule RC-M)                                                                         2150                                      13,234
    8. Investments in unconsolidated subsidiaries and associated companies (from
       Schedule RC-M)                                                                                                       2130                                           0
    9. Customers' liability to this bank on acceptances outstanding                                                         2155
   10. Intangible assets
       a. Goodwill                                                                                                          3163                                     165,599
       b. Other Intangible assets (from Schedule RC-M)                                                                      0426                                           0
   11. Other assets (from Schedule RC-F)                                                                                    2160                                   4,757,499
   12. Total assets (sum of items 1 through 11)                                                                             2170                                  75,051,808

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securites resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank National Association                             Call Date:  12/31/963/31/2007                 ST-BK:  17-1520
Chicago, IL  60603                                                                                          CERT:  15407

Transmitted to Fidelity as 0034729 on 07/29/005

Schedule RC - Continued
                                                                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
   13. Deposits:
       a. In domestic offices (sum of totals of                                                                             RCON
           columns A and C from Schedule RC-E, part I)                                                                      2200                                  39,334,984
                                                                                 RCON
           (1) Noninterest-bearing (1)                                           6631             6,722,447
           (2) Interest-bearing                                                  6636            32,612,537
                                                                                                                            RCFN
       b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
           Schedule RC-E, part II)                                                                                          2200                                   5,147,435
                                                                                 RCFN
           (1) Noninterest-bearing                                               6631                     0
           (2) Interest-bearing                                                  6636             5,147,435
                                                                                                                            RCON
   14. Federal funds purchased and securities sold under agreements to repurchase:
       a. Federal funds purchased in domestic offices (2)                                                                   B993                                   6,453,541
                                                                                                                            RCFD
       b. Securities sold under agreements to repurchase (3)                                                                B995                                   1,847,663
   15. Trading liabilities (from Schedule RC-D)                                                                             3548                                     435,442

   16. Other borrowed money (includes mortgage indebtedness and obligations under                                           3190                                  11,120,832
       capitalized leases): From schedule RC-M

   17. Not applicable.
   18. Bank's liability on acceptances executed and outstanding                                                             2920
   19. Subordinated notes and debentures (4)                                                                                3200                                     540,000
   20. Other liabilities (from Schedule RC-G)                                                                               2930                                   3,055,259
   21. Total liabilities (sum of items 13 through 20)                                                                       2948                                  67,935,156
   22. Minority Interest in consolidated subsidiaries                                                                       3000                                      62,299

EQUITY CAPITAL
                                                                                                                            RCFD
   23. Perpetual preferred stock and related surplus                                                                        3838                                     500,000
   24. Common stock                                                                                                         3230                                      41,234
   25. Surplus (exclude all surplus related to preferred stock)                                                             3839                                   2,010,375
   26. a.Retained Earnings                                                                                                  3632                                   4,282,192
       b. Accumulated Other Comprehensive income.(5)                                                                        B530                                     220,552
   27. Other Equity capital components (6)                                                                                  A130                                           0
   28. Total equity capital (sum of items 23 through 27)                                                                    3210                                   7,054,353
   29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)                               3300                                  75,051,808

Memorandum
To be reported only with the March Report of Condition.
    1. Indicate in the box at the right the number of the statement below that best describes
       the most comprehensive level of auditing work performed for the bank by independent                                  RCFD                         Number
       external auditors as of any date during 2004                                                                         6724                          N/A

1 =    Independent audit of the bank conducted in accordance                                4 = Directors' examination of the bank conducted in accordance with
       with generally accepted auditing standards by a certified                                  generally accepted auditing standards by a certified public
       public accounting firm which submits a report on the bank                                  accounting firm. (may be required by state chartering authority)
2 =    Independent audit of the bank's parent holding company
       conducted in accordance with generally accepted auditing                             5 = Directors' examination of the bank performed by other
       standards by a certified public accounting firm which                                      external auditors (may be required by state chartering
       submits a report on the consolidated holding company (but                                  authority)
       not on the bank separately)                                                          6 = Review of the bank's financial statements by external
3 =    Attestation on bank management's assertion on the effectiveness                            auditors
        of the banks internal control over financial reporting by a                         7 = Compilation of the bank's financial statements by
       certified public accounting firm.                                                          external auditors
                                                                                            8 = Other audit procedures (excluding tax preparation work)
                                                                                            9 = No external audit work

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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.